EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2019 First Quarter

GlobeNewswire • February 14, 2019

JACKSONVILLE, Fla., Feb. 14, 2019 (GLOBE NEWSWIRE) -- GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced results for the first quarter ended December 31, 2018.

2019 First Quarter Highlights

•	Revenue for the fiscal 2019 first quarter was approximately $38.5 million compared to the first quarter of fiscal 2018 amount of approximately $45.2 million. Contract staffing services contributed approximately $34.0 million or approximately 88.2% of revenue and direct placement services contributed approximately $4.5 million or approximately 11.8% of revenue. This compares to contract staffing services of approximately $39.5 million or approximately 87.2% of revenue and direct placement services of approximately $5.8 million or approximately 12.8% of revenue respectively for the same quarter of fiscal 2018. Revenue from the combined professional contract and professional direct placement services which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance and accounting specialties was approximately $32.9 million and represents approximately 85.4% of total revenue for the 2019 fiscal first quarter compared to approximately $39.4 million or approximately 87.0% of total revenue for the 2018 fiscal first quarter. The overall decrease in contract staffing services and direct placement revenue in the first quarter of fiscal 2019 vs. the first quarter of fiscal 2018 was attributable to many factors including inclement weather, winter holidays falling mid-week and a natural result of the impact of strategic initiatives instituted by management to maximize productivity, reduce overall field costs and improve profitability. The actions taken by the Company which had an impact on the 2019 first quarter revenue included a reduction in the number of unproductive or underperforming full time personnel including recruiters, account representatives and sales professionals together with the closure or consolidation of certain offices.

•	Overall gross margin for the fiscal first quarter ended December 31, 2018 (including direct placement services) was approximately 33% compared to approximately 34.9% for the fiscal first quarter ended December 31, 2017. The change in the overall gross margin was primarily due to a lower percentage of direct placement services revenue (which is recorded at 100% gross margin) in the 2019 fiscal first quarter relative to total revenue. Professional contract staffing services gross margin (excluding direct placement services) for the 2019 fiscal first quarter was approximately 26.1% compared to approximately 27.0% for the 2018 fiscal first quarter. The change in professional contract staffing services gross margin was primarily due to revenue mix change resulting from a larger percentage of revenue contributed from Vendor Management Systems (“VMS”), Managed Service Providers (“MSP”), Master Service Agreements (“MSA”) and other volume corporate accounts all of which typically have lower gross margin, but also lower selling, general and administrative costs resulting in good profitability. Industrial contract services gross margin for the 2019 fiscal first quarter was approximately 13.9% compared to approximately 15.6% for the 2018 fiscal first quarter. The change in industrial contract services gross margin was primarily due to lower margin account business that occurred in the three months ended December 31, 2018.

•	Selling, general and administrative expenses (SG&A) declined as a percentage of revenue for the 2019 fiscal first quarter and was approximately 26.1% compared to approximately 28.2% of revenue for the 2018 fiscal first quarter; a decrease of approximately 2.1 percentage points. SG&A was approximately $10.1 million for the 2019 fiscal first quarter and decreased by approximately $2.7 million as compared to $12.8 million for the 2018 fiscal first quarter. Included in SG&A were non-cash stock-based compensation expenses of $581,000 for the 2019 fiscal first quarter and $293,000 for the 2018 fiscal first quarter. The Company’s strategic cost reduction initiatives, the realization of economies of scale and reduced pricing from vendors primarily contributed to the reduction in SG&A.

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•	GAAP income from operations for the 2019 fiscal first quarter was approximately $19,000 compared to GAAP income from operations of approximately $1.5 million for the comparable 2018 fiscal first quarter. Income from operations for the fiscal first quarter of 2019 included approximately $1.1 million of increased acquisition, integration and restructuring expenses as compared to the fiscal first quarter of 2018.

•	GAAP net loss for the 2019 fiscal first quarter was approximately $3.5 million compared to GAAP net loss of approximately $1.8 million for the comparable 2018 fiscal first quarter.

•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses and acquisition, merger, integration and restructuring expenses and gain on asset disposal (adjusted EBITDA, a non-GAAP financial measure) for the 2019 fiscal first quarter ended December 31, 2018 was approximately $3.3 million vs. approximately $3.3 million for the comparable prior year fiscal first quarter (see non-GAAP adjusted EBITDA reconciliations to GAAP net income (net loss) attached to this press release).

•	GAAP net working capital was approximately $11.5 million as of December 31, 2018.

The aforementioned 2019 Fiscal First Quarter Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC for the fiscal years ended in 2016, 2017, and 2018; and, the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, substitutes or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

2019 First Quarter Financial Results: Discussion

The Company reported consolidated revenue of approximately $38.5 million for the fiscal first quarter ended December 31, 2018 as compared to revenue of approximately $45.2 million for the fiscal first quarter ended December 31, 2017. Total revenue for the 2019 fiscal first quarter was impacted by the implementation of GEE Group’s strategic plan to improve profitability which resulted in the planned reduction of unproductive and underperforming sales and recruitment full time personnel and consolidation or closure of certain offices. Also, revenue was negatively impacted in the 2019 fiscal first quarter to some extent by holidays falling mid-week, fewer billing days in the quarter and severe winter weather in some markets. Contract staffing services contributed approximately $34.0 million or approximately 88.2% of consolidated revenue and direct placement services contributed approximately $4.5 million or approximately 11.8% of consolidated revenue for the 2019 fiscal first quarter versus approximately $39.5 million or approximately 87.2% of consolidated revenue and approximately $5.8 million or approximately 12.8% of consolidated revenue respectively for the 2018 fiscal first quarter. Industrial contract services revenue for the 2019 fiscal first quarter was approximately $5.6 million as compared to approximately $5.9 million recorded in the 2018 fiscal first quarter.

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GEE Group’s overall staffing services gross profit margin including direct placement services (recorded at 100% gross margin) for the 2019 fiscal first quarter was approximately 33% versus approximately 34.9% for the comparable 2018 prior year fiscal first quarter. The change in the overall gross margin in the 2019 fiscal first quarter from the comparable prior year fiscal first quarter was due to several factors including a lower percentage of direct placement revenue (which is recorded at 100% gross margin) and a greater percentage of VMS, MSP, MSA and other volume corporate business in the professional contract staffing services division. In the professional contract staffing services segment, the gross margin (excluding direct placement services) was approximately 26.1% for the 2019 fiscal first quarter compared to approximately 27.0 % for the 2018 fiscal first quarter. The change in professional contract staffing services gross margin was primarily due to specialty revenue mix composition (information technology, finance and accounting, engineering and healthcare) and a greater percentage of revenue contributed from VMS, MSP, MSA and other volume corporate accounts. The Company’s industrial staffing services gross margin for the 2019 fiscal first quarter was approximately 13.9% versus approximately 15.6% for the 2018 fiscal first quarter. The difference in industrial services gross margin in the 2019 fiscal first quarter when compared to the 2018 fiscal first quarter was primarily attributable to lower margin business recorded in the fiscal first quarter of 2019.

The Company’s selling, general and administrative expenses (SG&A) for the fiscal first quarter ended December 31, 2018 decreased as a percentage of revenue and was approximately 26.1% compared to approximately 28.2% of revenue for the fiscal first quarter ended December 31, 2017. The decrease of approximately $2.7 million in SG&A in the 2019 fiscal first quarter over the comparable prior year fiscal first quarter is primarily attributable to the implementation of GEE Group’s strategic profitability improvement plan which included a reduction of underperforming and unproductive full time personnel and actions taken by management to obtain additional operational efficiencies, maximize productivity and realize economies of scale.

GEE Group recorded GAAP income from operations of approximately $19,000 for the fiscal first quarter ended December 31, 2018 compared to GAAP income from operations of approximately $1.5 million for the fiscal first quarter ended December 31, 2017. GAAP income from operations for the 2019 fiscal first quarter was impacted by an increase in acquisition, integration and restructuring expenses of approximately $1.1 million over that recorded in the 2018 fiscal first quarter. GAAP net loss for the fiscal first quarter ended December 31, 2018 was approximately $3.5 million compared to GAAP net loss for the fiscal first quarter ended December 31, 2017 of approximately $1.8 million.

The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses and acquisition, integration, and restructuring expenses, gain on asset disposal (adjusted EBITDA, a non-GAAP financial measure) was approximately $3.3 million for the fiscal first quarter ended December 31,2018 compared to approximately $3.3 million for the fiscal first quarter ended December 31, 2017 (See non-GAAP adjusted EBITDA reconciliations to GAAP net income (net loss) attached to this press release).

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) are provided in schedules that are a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “GEE’s performance improvement plan implemented in the past year had a positive impact on the Company’s financial performance and contributed to solid adjusted EBITDA for the fiscal first quarter ended December 31, 2018. Our dedicated and hardworking employees have made concerted efforts to improve their productivity while providing outstanding service to our customers. GEE’s strategy for the remainder of this fiscal year includes the selective addition of sales and delivery talent, in addition to beefing up our recruiting capabilities to help us continue to gain market share and increase GEE Group’s organic revenue growth and profitability. We plan to bolster our balance sheet and continue to evaluate and make strategic acquisitions that are complimentary to our business, which will be accretive to earnings while adding extensively to our service delivery network.”

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Mr. Dewan added, “We anticipate that the tight labor market with low unemployment will continue for the rest of this year. There continues to be strong demand from our customers for IT, accounting, finance, engineering, healthcare and other highly skilled professional workers and we are well equipped to recruit and deploy the best talent to fulfill our customers needs. Secular change in employment is resulting in greater usage of a flexible on-demand workforce to satisfy personnel needs in corporate America; this creates favorable conditions for our business and the staffing industry as a whole.”

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs, change in contingent consideration and loss on disposal of assets. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA are attached hereto.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

First Quarter Ended December 31,

(In thousands)
	2018	2017
Net income (net loss), GAAP	$(3,452)	$(1,791)
Interest expense, net	2,948	3,294
Taxes (benefit)	523	(28)
Depreciation expense	79	97
Amortization expense	1,396	1,396
Stock compensation & stock option expense	581	293
Acquisition, integration & restructuring	1,159	40
Gain on asset disposal and other items	40	3
Non-GAAP adjusted EBITDA	$3,274	$3,304

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

904.512.7504

invest@genp.com

SOURCE: GEE Group Inc.

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	December 31, 2018	September 30, 2018
ASSETS
CURRENT ASSETS:
Cash	$3,500	$3,213
Accounts receivable, less allowances ($302 and $302, respectively)	19,047	20,755
Prepaid expenses and other current assets	2,452	2,266
Total current assets	24,999	26,234
Property and equipment, net	849	891
Goodwill	76,593	76,593
Intangible assets, net	28,070	29,467
Other long-term assets	394	416
TOTAL ASSETS	$130,905	$133,601
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,856	$2,523
Acquisition deposit for working capital guarantee	883	883
Accrued compensation	4,215	5,212
Short-term portion of subordinated debt	-	106
Short-term portion of term loan, net of discount	3,226	2,331
Other current liabilities	2,274	2,064
Total current liabilities	13,454	13,119
Deferred taxes	668	146
Revolving credit facility	12,676	11,925
Term loan, net of discounts	38,466	40,253
Subordinated debt	1,000	1,000
Subordinated convertible debt	16,685	16,685
Other long-term liabilities	535	583
Total long-term liabilities	70,030	70,592

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares -
Preferred series A stock; authorized -160 shares; issued and outstanding - none	-	-
Preferred series B stock; authorized - 5,950 shares; issued and outstanding - 5,566 and 5,816 at December 31, 2018 and September 30, 2018, respectively; liquidation value of the preferred series B stock is approximately $27,050 and $28,255 at December 31, 2018 and September 30, 2018, respectively	27,551	28,788
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 11,204 shares at December 31, 2018 and 10,783 shares at September 30, 2018, respectively	-	-
Additional paid in capital	46,340	44,120
Accumulated deficit	(26,470)	(23,018)
Total shareholders' equity	19,870	21,102
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$130,905	$133,601

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	Three Months Ended
	December 31,
	2018	2017
NET REVENUES:
Contract staffing services	$34,014	$39,461
Direct hire placement services	4,529	5,771
NET REVENUES	38,543	45,232

Cost of contract services	25,812	29,458
GROSS PROFIT	12,731	15,774

Selling, general and administrative expenses (including noncash stock-based compensation expense of $581 and $293, respectively)	10,078	12,766
Acquisition, integration and restructuring expenses	1,159	40
Depreciation expense	79	97
Amortization of intangible assets	1,396	1,396
INCOME FROM OPERATIONS	19	1,475
Interest expense	(2,948)	(3,294)
LOSS BEFORE INCOME TAX PROVISION	(2,929)	(1,819)
Provision for income tax	(523)	28
NET LOSS	$(3,452)	$(1,791)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,452)	$(1,791)

BASIC AND DILUTED LOSS PER SHARE	$(0.32)	$(0.18)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	10,946	9,905

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	Common	Additional		Total
	Stock	Paid	Accumulated	Shareholders'
	Shares	In Capital	Deficit	Equity
Balance, September 30, 2017	9,879	$39,517	$(15,454)	$24,063

Share-based compensation	-	1,660	-	1,660

Issuance of stock for interest	794	2,400	-	2,400

Conversion of preferred Series B to common stock	110	543	-	543

Net loss	-	-	(7,564)	(7,564)

Balance, September 30, 2018	10,783	$44,120	$(23,018)	$21,102

Share-based compensation	-	581	-	581

Issuance of stock for interest	171	401	-	401

Conversion of preferred Series B to common stock	250	1,238	-	1,238

Net loss	-	-	(3,452)	(3,452)

Balance, December 31, 2018	11,204	$46,340	$(26,470)	$19,870

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	Three Months Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,452)	$(1,791)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	1,475	1,493
Stock Compensation expense	581	293
Provision for doubtful accounts	-	(53)
Deferred income taxes	523	-
Amortization of debt discount	195	192
Interest expense paid with common stock	401	210
Changes in operating assets and liabilities:
Accounts receivable	1,710	562
Accrued interest	-	(388)
Accounts payable	333	(577)
Accrued compensation	(997)	(1,267)
Other current items, net	21	1,295
Long-term items, net	(11)	(218)
Net cash provided by (used in) operating activities	779	(249)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(36)	(128)
Net cash used in investing activities	(36)	(128)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on term loan	(1,087)	(812)
Payments on subordinated debt	(107)	(212)
Payments on capital lease	(13)	-
Net proceeds from revolving credit	751	2,096
Net cash provided by (used in) financing activities	(456)	1,072

Net change in cash	287	695

Cash at beginning of period	3,213	2,785

Cash at end of period	$3,500	$3,480

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest	$2,615	$2,699
Cash paid for taxes	$12	$-
Non-cash financing activities
Conversion of Series B Convertible Preferred Stock to common stock	$1,238	$-
Issuance of stock for extinguishment of debt	$-	$385

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